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                           SEI BROKER GROUP AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of ____________, 2002, by and among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LNY"), a New York insurance corporation, LINCOLN FINANCIAL ADVISORS CORPORATION ("LFA," and together with LNY referred to collectively as "Lincoln"), an Indiana corporation, and SEI INVESTMENTS DISTRIBUTION COMPANY ("SEI"), a Pennsylvania corporation.

                                   WITNESSETH:

         WHEREAS, LNY issues and sells certain variable annuity contracts, and LFA is the principal underwriter and distributor of these contracts; and

         WHEREAS, LNY has established Separate Account T for the purpose of issuing the contracts and has registered that account with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940; and

         WHEREAS, the contracts to be issued by LNY will be registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

         WHEREAS, SEI is a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.; and

         WHEREAS, an affiliate of SEI serves as the investment adviser to fund serving as the underlying investment options under the Lincoln contracts; and

         WHEREAS, Lincoln and SEI desire that the contracts be distributed only through SEI's network of broker-dealers and registered investment advisers;

         NOW, THEREFORE, in consideration of their mutual promises under this Agreement and the benefits that will inure to Lincoln, including as the issuer of the contracts, and to SEI and its affiliates, including as investment adviser to the underlying funds, and for no additional compensation, Lincoln and SEI hereby agree as follows:

1.   DEFINITIONS.

     a) 1933 ACt - The Securities Act of 1933, as it may be amended from time to time.

     b) 1934 ACT - The Securities Exchange Act of 1934, as it may be amended from time to time.

     c) 1940 ACT - The Investment Company Act of 1940, as it may be amended from time to time.

     d) ACCOUNT - Lincoln New York Separate Account T for Variable Annuity Contracts.

     e) ASSOCIATED PERSON - This term as used in this Agreement shall have the meaning assigned to it in the 1934 Act.

     f) BROKER - An entity registered as a broker-dealer and licensed as a life insurance agent (or associated with an entity so licensed in accordance with any applicable SEC no-

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          action letter) that becomes a member of the selling group in accordance with Section 2 of this Agreement.

     g) CONTRACTS - The variable annuity contracts described more specifically on Schedule 1 to this Agreement, which may be amended from time to time as mutually agreed by the parties. The term "Contracts" shall include any riders to such Contracts and any other Contracts offered in connection therewith or any Contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable annuity contracts issued on the same policy form or forms and covered by the same Registration Statement, as shown on Schedule 1 to this Agreement.

     h) CONTRACT PROSPECTUS - At any time while this Agreement is in effect, the current Prospectus relating to the Contracts most recently filed with the SEC, including any supplements. (For purposes of Sections 7.a and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.h.)

     i) CONTRACT REGISTRATION STATEMENT - At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 7.a and 11 of this Agreement, however, the term "Contract Registration Statement" means any document that is or at any time was a Contract Registration Statement within the meaning of this Section 1.i.)

     j) FUND - Any fund or series thereof in which an Account supporting the Contracts invests. (Plural, "Funds")

     k) FUND PROSPECTUS - At any time while this Agreement is in effect, the current prospectus for a Fund as filed with the SEC, including any supplements. (For purposes of Sections 7.c and 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this Section l.k.)

     l) FUND REGISTRATION STATEMENT - At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of a Fund. (For purposes of Section 11 of this Agreement, however, the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this Section 1.l.)

     m)   NASD - The National Association of Securities Dealers, Inc.

     n) PARTICIPATION AGREEMENT - An agreement between Lincoln and a Fund relating to the investment of assets of the Account in such Fund.

     o) PURCHASE PAYMENT - A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

     p) REGULATIONS - The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.

     q) REPRESENTATIVE - An Associated Person of SEI or a Broker registered with the NASD as a registered representative or principal of SEI or Broker, as the case may be.

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     r)   SEC - Securities and Exchange Commission.

     s) SELLING GROUP - The group of Brokers that sign Selling Group agreements with Lincoln permitting them to sell the Contracts.

2.   CREATION OF SELLING GROUP; LICENSING AND APPOINTMENT

     a) SEI will use its best efforts to contact its network of Brokers and recommend that they become part of the Selling Group. Schedule 2 includes the initial list of Brokers that SEI intends to contact, and Lincoln acknowledge that it does not object to including in the Selling Group any Broker listed in Schedule 2, provided that the Broker meets all reasonably required regulatory and licensing requirements and the Broker agrees to a Selling Group agreement meeting the requirements of Section 2.b and a standard commission schedule for the Contracts. SEI may contact and recommend additional Brokers (and there shall be no need to amend Schedule 2 to list all such recommended Brokers), and Lincoln will have the right to reject any such recommendation, but it will not do so arbitrarily or unreasonably. Before Lincoln rejects any recommended Broker, Lincoln will contact SEI to determine whether there has been any mistake or miscommunication. The parties agree that the Brokers listed on
          Schedule 3 will not be part of the Selling Group. The parties may amend Schedule 3 from time to time with the written consent of all parties. The Selling Group will include only Brokers recommended by SEI. Lincoln agrees that it will include in the Selling Group all Brokers recommended by SEI provided that the Broker meets all reasonably required regulatory and licensing requirements and the Broker agrees to a dealer agreement meeting the requirements of
          Section 2.b and a standard commission schedule for the Contracts. Lincoln agrees that it will not engage in any distribution or wholesaling activities with respect to the Contracts other than through the Selling Group, without SEI's prior written consent. Lincoln agrees that it will not authorize any person (other than SEI and the Brokers selected for the Selling Group in accordance with this Section), as principal underwriter, wholesaler or otherwise, to engage in any distribution or wholesaling activities with respect to the Contracts, without SEI's prior written consent.

     b) Lincoln will form the Selling Group by entering into a Selling Group agreement with each Broker selected for the Selling Group in accordance with Section 2.a of the Agreement; provided, however, that Lincoln will enter into such Selling Group agreements only with SEI's agreement, which shall be noted on the signature page of the Selling Group agreement itself and which shall not be unreasonably withheld. Any such Selling Group agreement will be in a form set forth in
          Schedule 5 or in another form mutually acceptable to Lincoln and SEI and will provide: (i) the Broker (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts; (ii) that each Broker will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the Brokers who are fully licensed and appointed with Lincoln to sell the Contracts in the applicable

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          jurisdiction(s); (iii) that all applications and initial and subsequent payments under the Contracts collected by the Broker will be remitted promptly by the Broker to Lincoln or its agent at such address as Lincoln may from time to time designate; (iv) that each Broker will comply with all applicable federal and state laws, rules and regulations; and (v) the Broker shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law; (vi) the Broker and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by Lincoln and SEI and filed with the appropriate governmental or regulatory agencies; and (vii) the Broker shall not have authority, on behalf of Lincoln or SEI, to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; to receive any monies or Purchase Payments (except for the sole purpose of forwarding monies or Purchase Payments to Lincoln); or to expend, or contract for the expenditure of, funds of Lincoln or SEI. Lincoln will amend the Selling Group agreements only with the consent of SEI. SEI will promptly respond to any request that it approve a new Selling Group agreement or an amendment to an existing Selling Group agreement.

     c) Lincoln shall have the responsibility for and bear the cost of appointing and renewing appointments for Brokers and/or Associated Persons as insurance agents of Lincoln in New York, provided such Brokers and/or Associated Persons possess insurance agent licenses in New York. Neither SEI nor Lincoln shall have responsibility for, or bear the cost of, any registration or licensing of Brokers or any of their Associated Persons with the SEC, NASD or any state insurance governmental or regulatory agency. Lincoln shall maintain the appointment records of all agents appointed by Lincoln to distribute the Contracts contemplated by this Agreement.

     d) Upon reasonable request of Lincoln, SEI will provide reasonable assistance to Lincoln if Lincoln, after reasonable effort, is having difficulty communicating with or obtaining the necessary documents from a Broker recommended by SEI. Although SEI will provide this limited communication assistance, SEI will not be responsible for negotiating the actual Selling Group agreement or the appointment process.

     e) Neither SEI nor Lincoln will have any supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Conduct Rules) with respect to Brokers or their Representatives. Under no circumstances will SEI be responsible for the failure of a Broker or a Broker's Representative to comply with any selling or administrative procedures established by Lincoln.

     f) Lincoln shall consult with SEI prior to any refusal by Lincoln, on grounds of insufficient production of premium income for Lincoln products, to renew the appointment of any Broker or Associated Person appointed to Lincoln under Section 2.b above. Lincoln agrees that it will renew the appointment of any such Broker or Associated Person if SEI agrees to reimburse Lincoln for the cost of the fee charged by the State for the renewal.

     g) SEI shall not purchase Contracts from, nor sell Contracts for, Lincoln, nor shall it have any direct or indirect participation in such undertakings, and nothing contained in this Agreement shall constitute SEI an "underwriter" or a "principal underwriter"

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          of any of the Contracts, as those terms are defined in the 1933 Act, the 1934 Act and the 1940 Act.

3.   MARKETING AND SALES MATERIAL.

     a) SEI shall be responsible for drafting, designing, printing and mailing of all promotional, sales and advertising materials to be developed in connection with the distribution of the Contracts and the Funds. SEI shall be responsible for all costs and expenses of these activities. Lincoln will cooperate with SEI in the development of these materials. No such materials shall be used without the prior approval of Lincoln, which approval shall not be unreasonably withheld.

     b) SEI shall be responsible for drafting and designing marketing and sales related content associated with any SEI annuity websites. Lincoln shall be responsible for drafting and designing service related content associated with post-sale activities. SEI and Lincoln will agree on SEI annuity website designs, hypertext links and costs prior to publication.

     c) SEI shall be responsible for filing with the NASD, as required, all promotional, sales and advertising material developed for use with the Contracts and the Funds, and shall be responsible for doing any necessary followup. SEI will be responsible for the fees associated with these filings. Lincoln and SEI agree to cooperate in implementing requests for subsequent changes received from the NASD. Lincoln agrees to provide any necessary approvals or take other steps necessary under NASD rules given Lincoln's role as principal underwriter of the Contracts.

     d) SEI shall be responsible for any media advertising and promotion (e.g., broker trade journals) for use in connection with promoting the Contracts to broker-dealers and advisers.

     e) Lincoln shall be responsible for filing, as required, all promotional, sales and advertising material, developed for use with the Contracts or the Funds, with any state insurance governmental or regulatory agencies, and shall be responsible for any necessary follow up. Lincoln will be responsible for the fees associated with these filings.

     f) The Distributor of the Contracts, as the term "Distributor" is customarily used in the variable insurance products industry, shall be LFA, and LFA shall be identified as such in all sales, promotional, and advertising materials for the Contracts.

4.   CONTRACT AND FUND PROSPECTUSES; CONTRACT OWNER STATEMENTS

     a)   SEI shall pay all expenses for:

          1) printing and mailing all Contract Prospectuses used for sales purposes;

          2) printing and mailing all Fund Prospectuses used for sales purposes;

          3) printing and mailing all Contract Prospectuses used for other than sales purposes;

          4) printing and mailing all Fund Prospectuses used for other than sales purposes, except to the extent that these expenses are borne by a Fund pursuant to the relevant Participation Agreement; and

          5) all proxy solicitation materials and periodic reports relating to a Fund or the Account to Contract owners, except to the extent that these expenses are borne by a Fund pursuant to the relevant Participation Agreement.

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     b)   Lincoln shall pay all expenses in connection with:

          (1) the preparation and filing with appropriate governmental or regulatory agencies of the Contract Registration Statement and each Contract Prospectus;

          (2)  the preparation and issuance of the Contracts;

          (3) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of the States; and

          (4) registration fees for the Contracts payable to the SEC or to any other governmental or regulatory agency.

     c) Lincoln shall mail to Contract owners annual statements and immediate confirmations. Lincoln shall not mail or otherwise deliver to Contract owners any other periodic account statement or confirmation, such as a quarterly statement, without the written consent of SEI. SEI may provide Contract owners with information about the Contract, including Contract values, on statements it provides to Contract owners. SEI and Lincoln will agree on the statements, transaction information and account values available via the internet and voice response units prior to implementation.

5.   ADDITIONAL RESPONSIBILITIES OF LINCOLN.

     a)   Lincoln shall:

          1) maintain the registration of the Contracts with the SEC and any state securities commissions of any State where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued using its best efforts to cause such stop order to be withdrawn;

          2) maintain the approval or other authorization of the Contract forms where required under the insurance laws and regulations of New York;

          3) keep the registration, approval and authorization described in Sections 5.a(1) and 5.a(2) of this Agreement in effect so long as the Contracts are outstanding, to the extent required by law;

          4) bear the cost of printing Contract forms and Contract applications;

          5) be responsible for and bear the cost of administration of the Contracts following their issuance, including all Contract owner service and communication activities such as the design and administration of a voice response unit and internet site (except any activities that SEI expressly agrees to undertake under this Agreement);

          6) during the term of this Agreement, take all action required to cause each class of Contracts to comply, and to continue to comply, as annuity contracts, and to cause the Contract Registration Statement and the Contract Prospectus to comply, and to continue to comply, with all applicable federal laws and regulations and all applicable laws and regulations of each State;

          7)   during the term of this Agreement, notify SEI immediately:

               (a) when each Contract Registration Statement (or amendment to it) has become effective;

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               (b)  when Lincoln has filed with the SEC a new Contract
                    Prospectus under Rule 497 under the 1933 Act;

               (c) of the initiation of any legal proceeding commenced by any regulatory body or by any third party alleging that any material statement made in a Registration Statement or a Prospectus is untrue in any material respect or that there is a material omission in a Registration Statement or a Prospectus;

               (d) of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto; or the initiation by the SEC of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts (or class of Contracts);

               (e)  as New York approves a Contract for sale;

               (f) if registration of the Contracts (or class of Contracts) is required under the securities or blue-sky laws of New York, and the date on which such registration has become effective;

          8) furnish to SEI without charge, promptly after filing, one copy of each Contract Registration Statement as originally filed, including financial statements and all exhibits (including exhibits incorporated therein by reference);

          9) file in a timely manner all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations; and

          10) provide SEI access to such records, officers and employees of Lincoln and of each Account at reasonable times as is necessary to enable SEI to fulfill its obligations under the federal securities laws, Regulations and NASD rules.

     b) Lincoln shall provide data via electronic feeds to SEI and Brokers (in a type and format reasonably requested by SEI and Brokers) to permit SEI and Brokers to include information about the Contracts to Contract owners in periodic statements they prepare for their customers. Lincoln shall bear the cost of providing the data feeds. This obligation will continue as long as any Contracts are in force, even if this Agreement is terminated.

     c) Lincoln shall assist SEI and its Associated Persons in obtaining and maintaining the necessary state insurance licenses and appointments. SEI will provide the necessary information to Lincoln, and Lincoln will prepare and file the necessary documents on behalf of SEI and its Associated Persons. SEI will promptly reimburse Lincoln for the cost of all filing and registration fees associated with the license filings. Lincoln will bear all costs and fees associated with appointments.

6.   ADDITIONAL RESPONSIBILITIES OF SEI.

     a)   SEI shall:

          1) provide initial and ongoing product training, promotion and marketing support to Brokers to encourage and facilitate the sale of Contracts and investment in the Funds, including supplying Brokers with current Contract and Fund Prospectuses;

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          2)   Upon reasonable request, assist Lincoln in communicating with
               Brokers when and if Lincoln, after reasonable effort, is having difficulty communicating with any Broker;

          3) use its best efforts to encourage Brokers to achieve an average Purchase Payment per Contract owner of $130,000 or higher;

          4) not distribute any Contract or Fund Prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Fund if, to its knowledge, any of the foregoing does not comply with the requirements of federal or state law, or misstates the duties, obligations or liabilities of Lincoln or SEI;

          5) provide Lincoln access to such of its records, officers and employees at reasonable times as is necessary to enable Lincoln to fulfill its obligations under the federal securities laws, Regulations and NASD rules;

          6) train, supervise, and be solely responsible for the conduct of, all of its Associated Persons (but not Brokers or their Representatives unaffiliated with SEI), for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal and state securities laws applicable to the activities contemplated in this Agreement; and shall be responsible for the maintenance and updating of broker-dealer registrations that it determines to be necessary for itself and/or its Associated Persons pursuant to any federal or state securities law;

          7) furnish to Lincoln such information with respect to the Funds in such form and signed by such of its officers as Lincoln may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct; and

          8)   during the term of this Agreement, notify Lincoln immediately of:

               (a) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement of or the initiation of any proceedings for that purpose;

               (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Funds of which it becomes aware;

               (c) the happening of any material event, if known, which makes untrue any statement made in a Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

     b) SEI acknowledges that Lincoln shall have the unconditional right to reject, in whole or in part, any application for a Contract. In the event an application is rejected, any Purchase Payment submitted will be returned by or on behalf of Lincoln.

     c) SEI shall not have authority on behalf of Lincoln to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; or to receive any monies or Purchase Payments. SEI shall not expend, nor contract for the expenditure of, funds of Lincoln; nor shall SEI possess or exercise any authority on behalf of Lincoln other than that expressly conferred on SEI by this Agreement.

     d) SEI shall pay the following expenses contemplated by this Agreement for:

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          1)   the compensation, if any, of its Associated Persons;

          2) expenses associated with the initial and ongoing NASD licensing and training of its Associated Persons; and

          3) any other expenses incurred by SEI or its Associated Persons for the purpose of carrying out the obligations of SEI under this Agreement.

7.   REPRESENTATIONS AND WARRANTIES.

     a) Lincoln represents and warrants to SEI, on the effective date of each Contract Registration Statement and at each time that a Contract is sold to the general public, as follows:

          1) the Contract Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations;

          2) the Contract Registration Statement and the Contract Prospectus each comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Contract Registration Statement nor the Contract Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 7.a(2) shall apply to statements in or omissions from the Contract Registration Statement or Contract Prospectus made in reliance upon and in conformity with information furnished to Lincoln in writing by SEI expressly for use in the Contract Registration Statement or the Contract Prospectus;

          3) Lincoln has not received notice from the SEC with respect to the Contract Registration Statement or the Account supporting the Contracts described in the Contract Registration Statement pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC;

          4) the accountants who certified the financial statements included in the Contract Registration Statement and Contract Prospectus are independent public accountants as required by the 1933 Act, the 1940 Act and the Regulations;

          5) the financial statements included in the Contract Registration Statement for the Account and for Lincoln present fairly the respective financial positions of Lincoln and the Account supporting the Contracts described in the Contract Registration Statement as of the dates indicated; and, for the Account, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and for Lincoln, such financial statements have been prepared in conformity with statutory accounting principles in the United States applied on a consistent basis;

          6) subsequent to the respective dates as of which information is given in the Contract Registration Statement or the Contract Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of Lincoln or the Account supporting the Contracts described in the Contract

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               Registration Statement that would cause such information to be materially misleading;

          7) the form of the Contracts has been approved, and the form of the contract or contracts issued to Lincoln to provide cash to the Funds has been approved, to the extent required by the Indiana Insurance Commissioner and by the governmental agency responsible for regulating insurance companies in each other State in which the Contracts are offered;

          8) Lincoln has filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder for the Account supporting the Contracts described in the Contract Registration Statement, and such registration is effective; there are no agreements or documents required by the 1933 Act, the 1940 Act or the Regulations to be filed with the SEC as exhibits to the Contract Registration Statement that have not been so filed; and Lincoln has obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Account supporting the Contracts described in the Contract Registration Statement, as contemplated in the Contract Prospectus;

          9) the Contracts have been duly authorized by Lincoln and conform to the descriptions thereof in the Contract Registration Statement and the Contract Prospectus and, when issued as contemplated by the Contract Registration Statement, will constitute legal, validly issued and binding obligations of Lincoln in accordance with their terms; and

          10) the Account supporting the Contracts described in the Contract Registration Statement is duly registered with the SEC as a unit investment trust under the 1940 Act.

     b) Lincoln represents and warrants to SEI on the date of this Agreement, as follows:

          1) that LNY has been duly organized and is validly existing as a corporation under the laws of New York, with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Contract Prospectus, is duly qualified to transact the business of a life insurance company and is validly existing or in good standing in New York;

          2) the Account supporting the Contracts described in the Contract Registration Statement has been duly authorized and established and is validly existing as an insurance company separate account under the laws of New York;

          3) the consummation of the transactions contemplated in this Agreement has been duly authorized by all necessary corporate action by Lincoln and when so executed and delivered this Agreement will be the valid and binding obligation of Lincoln enforceable in accordance with its terms;

          4) that LFA has been duly organized and is validly existing as a corporation under the laws of Indiana with full power and authority to own, lease and operate its properties and conduct its business as a broker/dealer registered with the SEC and with the securities commission of every state where such registration is required, and is a member in good standing of the NASD;

          5) the consummation of the transactions contemplated in this Agreement has been duly authorized by all necessary corporate action by LFA and when so

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               executed and delivered this Agreement will be the valid and binding obligation of LFA enforceable in accordance with its terms;

          6) that LFA is and during the term of this agreement shall remain duly registered as a broker/dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker/dealer under applicable state securities laws.

     c) SEI represents and warrants to Lincoln on the date of this Agreement as follows:

          1) that SEI has been duly organized and is validly existing as a corporation in good standing under the laws of Pennsylvania with full power and authority to own, lease and operate its properties and conduct its business as a broker-dealer registered with the SEC and with the securities commission of every State where such registration is required, and is a member in good standing of the NASD;

          2) that SEI has taken all action including, without limitation, all necessary corporate action and all action under applicable state law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder;

          3) that SEI is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws;

          4) a registration statement under the 1933 Act (File No. 333-70013) and under the 1940 Act (File No. 811-09183) with respect to SEI Insurance Products Trust has been filed with the SEC in the form previously delivered to Lincoln and copies of any and all amendments thereto will be forwarded to Lincoln at the time that they are filed with the SEC;

          5) the Fund Registration Statement and the Fund Prospectus and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to SEI by Lincoln expressly for use therein;

          6) any information furnished in writing by SEI to Lincoln for use in the Contract Registration Statement will not result in the Contract Registration Statement failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the Regulations or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          7) SEI will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by Lincoln that the relevant Contract Registration Statement has been declared effective and the Contracts have been released for sale by Lincoln, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Lincoln;

          8) SEI will comply with the requirements of state broker-dealer regulations and the 1934 Act as each applies to SEI and shall conduct its affairs in accordance with the Conduct Rules of the NASD; and

          9) SEI will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect and there is an effective Contract Registration Statement and a Fund Registration Statement.

8.   CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS OF SEI AND LINCOLN.

     a) Lincoln acknowledges that the names, addresses and other personal information of all customers and prospective customers (for purposes of this Section 8.a, the terms "customers" and "prospective customers" shall not mean Brokers) of any Broker that may come to the attention of Lincoln as a result of its relationship with any Broker and not from any independent source, are confidential and shall not be used by Lincoln for any purpose whatsoever, EXCEPT:

          1)   as agreed upon between Lincoln and any Broker; and

          2) as may be necessary in connection with the administration of the Contracts sold by the Brokers, including responses to specific requests made to Lincoln for service by Contract owners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. In no event shall the names, addresses or other personal information of such customers and prospective customers be furnished by Lincoln to any other person not affiliated with Lincoln. The intent of this paragraph is that Lincoln shall not utilize or permit to be utilized (other than as provided above) its knowledge of any Broker, derived as a result of the relationship created through the funding and sale of the Contracts, for the solicitation of sales of any product or service other than the Contracts. Lincoln agrees to take all reasonable precautions and safeguards to protect the names, addresses and other personal information of all customers and prospective customers and agrees to monitor its use of such information to insure compliance with this paragraph. Lincoln represents that its systems are maintained with the required security systems to insure that such information is not disclosed or made available to any third party. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

     b)   The intellectual property rights of the parties are set forth in
          Schedule 4 of this Agreement, which is hereby incorporated herein by this reference.

     c) Both Lincoln and SEI agree that the terms of this Agreement are confidential and will not be disclosed to any third party without prior written consent of the other party to this Agreement; provided, however, that either party may disclose this agreement or its terms as required by applicable law.

     d) Both Lincoln and SEI acknowledge that, as a result of the Agreement and ongoing relationship, one party may acquire confidential information and trade secrets which are the property of the other party and if disclosed to third parties will be damaging to that party. Each party warrants to protect any such confidential information and trade secrets and further warrants that it will not, without prior written consent from the other party, use for itself or others or disclose or permit to be disclosed to any third party, by any method, such confidential information or trade secrets of the other party. For the purposes of this Agreement, this confidential information shall include, but shall not be limited to, business or financial information, systems and procedures, customers, accounts, manuals, ideas, processes, research, records, notes, and memoranda.

     e) Lincoln acknowledges that SEI's relationships with the Brokers are valuable to SEI, and that Lincoln agrees that it will not solicit products other than the Contracts through the relationships developed solely through the distribution of the Contracts. Lincoln will not use the names and addresses of the contacts at the Brokers that Lincoln receives from SEI to solicit the sale of products other than the Contracts. SEI acknowledges that Lincoln has relationships with some Brokers through other distribution arrangements. SEI will not interfere with these relationships, nor will it prevent new relationships from being forged through other wholesaling arrangements.

     f) The parties acknowledge that pursuant to the terms of this Agreement, Lincoln will provide SEI with personal information regarding Lincoln's contract owners ("Client Information"), including, without limitation, non-public personal information. SEI agrees that it will keep confidential all Client Information and will not disclose or otherwise make such information available to any third party except as agreed between Lincoln and SEI, or as may be necessary in connection with the services provided under this Agreement, including selling or administering the contracts. SEI agrees that it will use Client Information only to enable it to perform the services it agrees to provide under this Agreement. SEI agrees to require its officers, directors, partners, employees, agents and representatives to maintain the confidentiality of the Client Information. SEI agrees to take all reasonable precautions and safeguards to protect the Client Information and agrees to monitor its use of the Client Information to ensure compliance with this Agreement. SEI represents that its systems are maintained with the required security systems to ensure that the Client Information is not disclosed or made available to any third party.

9.   RECORDS

     Lincoln and SEI each shall maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of Lincoln, the Account and SEI as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable advance written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required under compulsion of law.

10.  INVESTIGATION AND PROCEEDINGS

     a) Lincoln and SEI will cooperate fully in any securities or insurance regulatory investigation or proceeding, or judicial proceeding, arising in connection with the offering or sale of the Contracts. Without limiting the foregoing, each party agrees to furnish to the other party any official notices received about these proceedings.

     b) 1) In the case of a complaint involving the terms of the Contract, SEI will provide Lincoln with all available information and will cooperate generally in Lincoln's investigation of the complaint.

          2) In the case of a complaint involving SEI, Lincoln will provide SEI with all available information and will cooperate generally in SEI's investigation of the complaint.

11.  INDEMNIFICATION.

     a) Lincoln shall indemnify and hold harmless SEI and any officer, director, employee or agent of SEI, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with any action, suit or proceeding, or any amount paid in settlement thereof with the prior approval of Lincoln), to which SEI and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract Registration Statement or Contract Prospectus or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Lincoln by or on behalf of SEI for use in the Contract Registration Statement or Contract Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

          2) arise out of or as a result of statements or representations (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature of the Fund not supplied by Lincoln) or wrongful conduct of Lincoln; or

          3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Fund Registration Statement, Fund Prospectus, or sales literature of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to SEI by or on behalf of Lincoln; or

          4) arise out of any material breach by Lincoln of any terms of this Agreement or of any Contract.

This indemnification obligation will be in addition to any liability that Lincoln may otherwise have; provided, however, that SEI shall not be entitled to indemnification pursuant to this Section 11.a if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by SEI.

     b) SEI shall indemnify and hold harmless Lincoln and any officer, director, employee or agent of Lincoln, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with any action, suit or proceeding, or any amount paid in settlement thereof with the prior approval of SEI), to which Lincoln and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or the Fund Prospectus or sales literature for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to SEI by or on behalf of Lincoln for use in the Fund Registration Statement or the Fund Prospectus or in sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

          2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract Registration Statement, the Contract Prospectus or sales literature for the Contracts not supplied by SEI) or wrongful conduct of SEI; or

          3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Contract Registration Statement, Contract Prospectus, or sales literature covering the Contracts (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading if such statement or omission was made in reliance upon information furnished to Lincoln by or on behalf of SEI; or

          4) arise out of any use of promotional, sales or advertising material for the Contracts not authorized by Lincoln pursuant to
               Section 3 of this Agreement or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by SEI under federal securities laws or NASD regulations and state insurance laws; or

          5) arise out of claims by agents, representatives or employees of SEI for commissions or other compensation or remuneration of any type; or

          6) arise out of any material breach by SEI of any provision of this Agreement.

This indemnification obligation will be in addition to any liability that SEI may otherwise have; provided, however, that Lincoln shall not be entitled to indemnification pursuant to this Section 11.b if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by Lincoln.

     c) After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     d) The indemnification provisions contained in this Section 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Lincoln or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and Purchase Payments therefor, or (iii) any termination of this Agreement. A successor by law of SEI or Lincoln, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11.

12.  INDEPENDENT CONTRACTOR.

     SEI shall act as an independent contractor in the performance of its duties and obligations under this Agreement, and nothing contained in this Agreement shall constitute SEI or its respective Associated Persons employees of Lincoln in connection with the activities contemplated by this Agreement or otherwise.

13.  TERMINATION.

     a) This Agreement may be terminated at the option of either party upon 90 calendar days advance written notice to the other party.

     b) This Agreement shall terminate automatically if it is assigned unless the consent of both parties is obtained; PROVIDED, HOWEVER, that a transaction will not be deemed an assignment if it does not result in a change of actual control or management of a party.

     c) This Agreement may be terminated at the option of one party upon the other party's material breach of any provision of this Agreement, and such termination shall be not effective prior to notification that a party is terminating the Agreement pursuant to this provision.

     d) Upon termination of this Agreement all authorizations, rights and obligations shall cease except the provisions contained in Sections 5.b, 8 and 11 of this Agreement.

14. WAIVER. Failure of one party to insist upon strict compliance by the other party with any of the conditions of this Agreement in any one instance shall not be construed as a waiver of any of the conditions for any subsequent instance, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

15.  NOTICES.

     All notices hereunder are to be in writing and shall be given, if to Lincoln, to:

     Lincoln Life & Annuity Company of New York
     Lincoln Financial Advisors Corporation
     120 Madison Street, Ste. 1700
     Syracuse, NY 13202
     Attn:  General Counsel

     if to SEI:

     SEI Investments Distribution Company
     One Freedom Valley Drive
     Oaks, PA  19456
     Attn:  Secretary

     Any party may specify another name and/or address in writing. Each notice to a party shall be hand-delivered; or transmitted by postage prepaid registered or certified United States mail, with return receipt requested; or sent by an overnight courier service.

16.  INTERPRETATION, JURISDICTION, ETC.

     a.) This Agreement constitutes the whole agreement between the parties to this Agreement relating to the activities contemplated in this Agreement, and supersedes all prior oral or written negotiations between the parties to this Agreement with respect to the subject matter of this Agreement. The parties acknowledge that Lincoln and the Funds have entered into or will enter into Participation Agreements and that it may be necessary to construe the terms of such Participation Agreements and this Agreement together. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.

     b)   Anything in this Agreement to the contrary notwithstanding:

          1) in no event will SEI, in performing its services for Lincoln under this Agreement, interpose itself into the contractual relationship between Lincoln and any of its Contract owners; and

          2) in no event will SEI, in performing its services under this Agreement, intervene in the relationship between Lincoln and any Brokers and/or Associated Persons of Brokers in such a manner as to directly or indirectly cause any Broker(s) to breach its/their Selling Group agreement(s) with Lincoln.

17. OTHER AGREEMENTS. The parties recognize that SEI may enter into agreements with other insurance companies under which SEI assists in the creation of a selling group for the distribution of that company's insurance contract through SEI's network of broker-dealers and registered investment advisers.

18. HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

20. SEVERABILITY. This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.

21. REGULATION. This Agreement shall be subject to all applicable provisions of state law and to the 1933 Act; 1934 Act; 1940 Act; and the Regulations and the rules and regulations of the NASD, from time to time in effect; including such exemptions from the 1940 Act as the SEC may grant. The terms of this Agreement shall be interpreted and construed in accordance therewith.

     IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer as of the date first set forth above.



LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


By:
         ------------------------------

LINCOLN FINANCIAL ADVISORS CORPORATION


By:
         ------------------------------


SEI INVESTMENTS DISTRIBUTION COMPANY


By:
         ------------------------------
             Christine M. McCullough
             Vice President

                                   SCHEDULE 1

                           SEI Broker Group Agreement
                                 Lincoln and SEI

                                  _______, 2002

                         Contracts Subject to Agreement

      Contract
  (Marketing Name and       1933 Act
      FORM NUMBER)      REGISTRATION NUMBER            SEPARATE ACCOUNT

SEI Select Variable      333-__________      Lincoln New York Separate Account T
Annuity, Form                                for Variable annuity Contracts
30070-B-NY-MVA1








Dated as of __________, 2002.

                                   SCHEDULE 2

                           SEI Broker Group Agreement
                                 Lincoln and SEI
                                 ________, 2002

                       Schedule of Brokers to be Contacted



1717 Capital Management
Aag Securities
Addison Securities, Inc.
Advantage Capital
Aegon Usa Securities, Inc.
Allmerica Financial
American Financial Management
American General Securities CO
American Investors Company
Ameritas Investment Corp.
Archer Alexander Sec. Corp.
Ascend Financial Services
Asia Pacific Investor Services
Associated Securities Corp.
Berkshire Mgmt & Research Corp
Bouchey & Associates, Inc.
Brecek and Young Advisors
Broker Dealer Fin'l Svs Corp
Brookstreet Securities Corp.
Butler Freeman Tally  Fin'l Grp
Cadaret Grant & Co. Inc.
Cambridge Investment Advisors
Cantella & Co., Inc.
Capital Alliance Inv., Inc.
Capital Analysts
Capital Financial Services, Inc.
Captrust Financial Advisors
Carillon Investments
Cauldwell Financial Group
Centaurus Financial, Inc.
Centennial Capital Mgmnt, Inc.
Commerce Capital Markets, Inc.
Commonwealth Financial Network
Compulife Investor Services
CP Advisory Services

CPA Advisory Services
Cuso Financial Services, LP
Dain Rauscher
Delta Equity Services Corp.
Dempsey Financial Network, Inc.
Dougherty Summit Securities
Eagle Strategies Corp.
Eisner Securities, Inc.
Emst & Co.
Eneric Financial Services, Inc.
Eplanning Securities, Inc.
Equitas America, L.L.C.
Equity Svs, Inc. (Esi Fin Adv)
FFP Advisory Services
Financial Counseling Resources
Financial West Group
Fintegra
First Allied Securities, Inc.
First Clearing Corp.
First Montauk Securities Corp.
FMN Capital Corporation
Foothill Securities
Fortis Investors, Inc.
FSC Securities Corp.
G.A. Repple
GE Terra Capital
H. Beck, Inc.
Hantz Financial Services, Inc.
Homer, Townsend & Kent, Inc.
IFG
IFG/AFP
Ims Securities, Inc.
Institutional Securities Corp.
Inter Securities, Inc.
Invest Financial Corporation
Investacorp Advisory Svs, Inc.
Investment Centers of America
Investors Capital Corporation
Irm Distributors
J.B. Hanauer & Co.
Jefferson Pilot Securities
Jefferson Pilot Securities Crp
John G Kinnard
K.M.S. Financial Service Inc.
Kirkpatrick Pettis

Laguna Securities, Inc.
Lasalle  St. Securities
Legend Equities Corporation
Leonard & Company
Lincoln Fa (Sagemark/Cigna RIA)
Lincoln Financial Advisors
Lincoln Investment Planning
Linsco/Private Ledger Corp.
Main Street Management Company
Marathon Advisors
Mariner Financial
Mcdonald Investments, Inc.
Medallion Advisory Svs (RIA)
Mesirow Financial
Metlife Securities, Inc.
MFG Advisors
MFI Investments Corp.
MML (Standard Program)
MONY Securities Corp.
Multi-Financial Securities
Mutual Services Corp.
My CFO Inc.
Nathan & Lewis Securities, Inc.
National Planning Corp.
New England Securities Corp.
North Compass Financial Advs
North Ridge Securities Corp.
Northstar Securities, Inc.
Oak Tree Securities, Inc.
Offerman & Company
Olgivie Securities Adv. Corp.
Pacific Harbor Financial Adv.
Pacific West Securities
Packerland Brokerage Services
Partners Securities, Inc.
Pension Planners Securities
Pimco
Planners Independent Mgt.
Pmg Securities Corp.
Polaris Advisory Services, Inc.
Price Waterhouse
Prime Capital Services, Inc.
Primevest Financial Services
Princor Financial Services
ProEquities, Inc.

Pro-Integrity Securities, Inc.
Protected Investors
Questar Capital Corporation
Raymond James Financial
Resource Investment Architects
Robert W. Baird & Co.
Round Hill Securities
Royal Alliance (No Ft4)
Royal Alliance, Inc. (IAG)
S I I Investments, Inc.
Secure Planning, Inc.
Securities America Advisors
Securities Service Network, Inc.
Select Advisors, Inc.
Sentra Securities Corp.
Sigma Planning Corp.
Signal Securities, Inc.
Signator Investors, Inc.
Silicon Valley Securities, Inc.
Sterling Portfolio Allocation
Stifel Nicolaus
Stonebridge Capital Management
Summit Equities, Inc.
SunAmerica Securities, Inc.
Sunpoint Securities, Inc.
Sunset Financial Services, Inc.
Sws Financial Services
TCL Advisors, Inc.
TFS Securities, Inc.
The Advisors Group
The Advisory Company (Marquis)
THE Financial Group, LTD
The Guardian
The Investment Center
The Leaders Group, Inc.
The Masters, Inc.
The Weil Company
Tower Square Securities, Inc.
Transamerica Fin'l Resources
Trust Advisory Group, Ltd.
United Pacific Securities
United Planners Fin'l Svs. - Am
Valmark
Veritas, Inc.
Vestax Securities

W.A. Griffith & Co., Inc.
Wachovia
Wall Street Financial Group
Walnut Street Advisers, Inc.
Washington Square Securities
Wharton Equity Corp.
Workman Securities Corp.
World Equity Group
WRP Investments, Inc.
Wyoming Financial Securities
XCU Capital Corporation
Xelan, Inc.





Dated as of __________, 2002.

                                   SCHEDULE 3

                           SEI Broker Group Agreement
                                 Lincoln and SEI
                                __________, 2002

                       Schedule of Brokers to be Excluded
                             from the Selling Group


Merrill Lynch
Salomon Smith Barney
Paine Webber
Morgan Stanley Dean Witter








Dated as of __________, 2002.

                                   SCHEDULE 4

                           SEI Broker Group Agreement
                                 Lincoln and SEI
                                __________, 2002

                   Intellectual Property Rights of the Parties

I. SEI. SEI and its affiliates own all right, title and interest, including the good will associated therewith, in and to the marks SEI and SEI INVESTMENTS, which may be used in connection with one or more of the underlying investment media for the Contracts, and in and to the name SEI in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "SEI Licensed Marks"). SEI, on behalf of itself and its affiliates, hereby grants to Lincoln a revokable, nonexclusive license to use the SEI Licensed Marks in connection with the Contracts and Lincoln's performance of the services as set forth under this Agreement.

     A. TERM. The grant of limited license as specified in this Schedule 4 shall terminate with respect to SEI Licensed Marks on the earlier of the following events:

          1. A change of name of such SEI Licensed Mark to a name that does not include the term "SEI;" or

          2. Solely at the option of SEI, with respect to any or all SEI Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this
               Schedule 4 shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the SEI Licensed Marks were previously used, and so long as such use was made in conformity and continues to conform with the terms of this Agreement.

Upon termination of the grant of limited license, Lincoln shall, within ten (10) business days of the effective termination date, cease to issue new Contracts or to use or disseminate any promotional, sales or advertising material relating to the Contracts or service existing Contracts except as provided in A.2 above under such SEI Licensed Mark, and shall likewise cease any new business activity that suggests that it has any right under such SEI Licensed Mark or that it has any association with SEI in connection with any such Contracts with respect to such SEI Licensed Mark. In addition, Lincoln shall cease to use the mark SEI Variable Annuity, except to the extent permitted for SEI Licensed Marks under
A.2 above.

     B.   PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS.

          1. Lincoln agrees that it will display the SEI Licensed Marks only in such form and manner as are specifically approved by SEI and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as SEI may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by Lincoln to SEI for the purpose of service mark reviews and approval at least ten business days before their intended use by Lincoln.

          2. During the term of this limited license, SEI may request that Lincoln submit samples of any material bearing any of the SEI Licensed Marks that were previously approved by SEI or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of SEI, then Lincoln shall immediately cease using or disseminating such disapproved material. Lincoln shall obtain the prior written approval of SEI for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by Lincoln.

     C. ASSIGNMENT. This limited license is personal to Lincoln and may not be assigned without the prior written consent of SEI.

     D. BREACH. If Lincoln shall violate or fail to perform any of its obligations under this limited license, SEI shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless Lincoln shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that SEI may have against Lincoln.

     E. SEI'S RIGHTS. All rights in the SEI Licensed Marks other than those specifically reserved by SEI for its own use and benefit. Lincoln shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by SEI to confirm SEI's ownership of all such rights.

II. LINCOLN. Lincoln National Corporation owns all right, title and interest, including the good will associated therewith, in and to the marks LINCOLN NATIONAL, LINCOLN SILHOUETTE DESIGN, and LINCOLN FINANCIAL GROUP which may be used in connection with the Contracts, and in and to the name Lincoln in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "LNC Marks"). Lincoln National Corporation has granted to Lincoln the right and license to use the LNC Marks and the right to sublicense to others. In addition, Lincoln owns all right, title and interest, including the good will associated therewith, in and to the marks, LINCOLN LIFE, A.LINCOLN Signature Design, and SEI Variable Annuity (such marks are hereinafter referred to as "Lincoln Marks"). For the purpose of this Agreement, the LNC Marks and the Lincoln Marks shall be collectively referred to as the "Lincoln Licensed Marks." Lincoln hereby grants to SEI a revokable, nonexclusive limited license to use the Lincoln Licensed Marks in connection with the Contracts and SEI's performance of the services as set forth under this Agreement.

     A. TERM. The grant of limited license as specified in this Schedule 4 shall terminate with respect to Lincoln Licensed Marks on the earlier of the following events:

          1. A change of name of such Lincoln Licensed Marks to a name that does not include the term "Lincoln;" or

          2. Solely at the option of Lincoln, with respect to any or all Lincoln Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this Schedule 4 shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the Lincoln Licensed Marks were previously used, and so long as such use was made in conformity and continues to conform with the terms of this Agreement.

Upon termination of the grant of limited license, SEI shall, within ten (10) business days of the effective termination date, cease its activities hereunder and suspend all dissemination of promotional, sales and advertising material relating to the Contracts or service existing Contracts except as provided in
A.2 above under such Lincoln Licensed Marks, and shall likewise cease any new business activity that suggests that it has any right under such Lincoln Licensed Marks or that it has any association with Lincoln in connection with any such Contracts with respect to such Lincoln Licensed Marks.

     B.   PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS.

          1. SEI agrees that it will display the Lincoln Licensed Marks only in such form and manner as are specifically approved by Lincoln and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as Lincoln may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by SEI to Lincoln for the purpose of service mark reviews and approval at least ten business days before their intended use by SEI.

          2. During the term of this limited license, Lincoln may request that SEI submit samples of any material bearing any of the Lincoln Licensed Marks that were previously approved by Lincoln or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of Lincoln, then SEI shall immediately cease using or disseminating such disapproved material. SEI shall obtain the prior written approval of Lincoln for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by SEI.

     C. ASSIGNMENT. This limited license is personal to SEI and may not be assigned without the prior written consent of Lincoln.

     D. BREACH. If SEI shall violate or fail to perform any of its obligations under this limited license, Lincoln shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless SEI shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that Lincoln may have against SEI.

     E. LINCOLN'S RIGHTS. All rights in the Lincoln Licensed Marks other than those specifically granted herein are reserved by Lincoln for its own use and benefit. SEI shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by Lincoln to confirm Lincoln's ownership of all such rights.

                                   SCHEDULE 5

                           SEI Broker Group Agreement
                                 Lincoln and SEI
                                __________, 2002

Effective ____________, 20__ Lincoln Life & Annuity Company of New York ("LNY") and/or Lincoln Financial Advisors Corp. ("LFA"), member, NASD (hereinafter "Lincoln " unless otherwise indicated) appoints


                            -------------------------
                              Name of Broker/Dealer

member, NASD, organized under the laws of ____________________ (hereinafter "Broker/Dealer"), as an entity authorized to solicit applications for the Contracts in accordance with this Agreement.

1.   DEFINITIONS

     a. BROKER/DEALER: An individual, partnership, corporation or other legal entity admitted to membership in the National Association of Securities Dealers (NASD) and appropriately licensed and appointed to sell the Contracts; or an organization such as a bank, which pursuant to statutory or regulatory authority, may act as a broker/dealer without being a member of the NASD, but is appropriately licensed and appointed to sell the Contracts.

     b. REGISTERED REPRESENTATIVE: An individual who: (a) is a registered representative of the Broker/Dealer in accordance with the rules of the National Association of Securities Dealers (NASD) (or is not required to be registered with the NASD because he or she is associated with an entity not required to become a member of the
          NASD); (b) has passed the appropriate examinations of the NASD or other appropriate self-regulatory organization (SRO); and (c) is appropriately licensed and appointed to sell the Contracts.

     c. CONTRACTS: The SEI Variable Annuity Contracts issued by Lincoln, which offer as investment options funds advised by SEI Investments Management Corporation.

     d.   SEI:  SEI Investments Distribution Company, member, NASD.

2.   APPOINTMENT

     The Broker/Dealer is authorized to solicit applications for the Contracts through Registered Representatives that are both appointed by Lincoln and are approved by SEI to sell SEI's asset management programs. The Broker/Dealer agrees to solicit applications through only those Registered Representatives. However, the Broker/Dealer and the Registered Representatives shall do so only while properly licensed to sell the Contracts. All licensing fees shall be borne by the Broker/Dealer along with any administrative charges associated with such licensing. In no event is the Broker/Dealer authorized to offer the Contracts outside the State of New York.

3.   NASD MEMBERSHIP

     Each party to this Agreement, if acting as a Broker/Dealer, represents that it is a member of the National Association of Securities Dealers, Inc.
     (NASD). Each party further agrees to comply with all applicable state and federal law, rules, and regulations. The Broker/Dealer's expulsion from the NASD shall automatically terminate this Agreement without notice. The Broker/Dealer's suspension will terminate this Agreement immediately upon written or oral notice from Lincoln to the Broker/Dealer. An organization, such as a bank, which pursuant to statutory or regulatory authority, may act as a Broker/Dealer without being a member of the NASD, is exempt from this Section 3.

4.   LIMITATIONS OF AUTHORITY

     The Broker/Dealer has no authority to incur any obligations or debts for or on behalf of Lincoln without its express written consent; to make, modify, or discharge any contract on behalf of Lincoln by any statement, promise, representation or transaction; to waive, alter, modify or change any of the terms, rates, or conditions of the Lincoln contracts; or to receive any monies or purchase payments (except for the sole purpose of forwarding monies or purchase payments to Lincoln).

5.   INDEPENDENT CONTRACTOR

     In the performance of all of its duties under this Agreement, the relationship of the Broker/Dealer to Lincoln is that of an independent contractor and none other. Neither party shall be deemed to be an employee or partner of the other party for any purpose, and nothing herein shall be construed to create the relationship of master and servant, employer and employee, or joint venturers between the Broker/Dealer and Lincoln.

6.   COMPENSATION

     a. Upon submission of applications for the Contracts by the Broker/Dealer, or appropriately licensed Registered Representatives of the Broker/Dealer, conforming to such rules and procedures for the conduct of the business of Lincoln as are now established and as may be reasonably established by Lincoln in the future, and upon issuance of contracts by Lincoln, the Broker/Dealer shall be entitled, subject to the terms and conditions of the Agreement, to the applicable service fees set forth in the attached Compensation Schedule(s) or revisions of such Compensation Schedule(s) and all amendments, changes, and replacements thereof, as may be made by Lincoln with the consent of SEI. These Compensation Schedule(s) are made a part of this Agreement. Revised Compensation Schedules shall apply to policies issued and service fees earned after the date that said schedules are adopted by Lincoln (with the consent of SEI). In the case of any violation of any of the terms of this Agreement, Lincoln shall be allowed to retain service fees earned but not yet paid by Lincoln. Lincoln has the right to deduct damages and expenses from such retained commissions. If Broker/Dealer sells in an unauthorized market, or without pre-approval of Lincoln where necessary, the Broker/Dealer forfeits all compensation under this Agreement from such unauthorized sale.

     b. The Broker/Dealer shall be solely responsible for all compensation paid to its Registered Representatives and all related tax reporting that may be required under applicable law.

7.   NON-EXCLUSIVE

     The parties expressly agree that the Broker/Dealer may represent any other insurance carriers and offer any other insurance, lines, products, or business, whether or not such other carrier lines, products or business compete directly or indirectly with Lincoln.

8.   ADVERTISING AND MARKETING MATERIAL

     a. The Broker/Dealer shall cooperate with Lincoln and SEI in preparing advertising, solicitation brochures, and other marketing materials to be used by Broker/Dealer to sell the Contracts. No promotional and marketing material shall be used by Broker/Dealer to sell the Contracts unless such material has received the prior written approval of Lincoln and SEI and has been filed with the appropriate governmental and regulatory agencies. No promotional and marketing material shall be disseminated or used in any manner unless the express written approval of Lincoln and SEI has been given hereto.

     b. The Broker/Dealer shall ensure that any materials marked "For Broker/Dealer Use Only" are not distributed directly or indirectly to potential customers or otherwise given to any individuals not associated with the Broker/Dealer. This prohibition includes distribution by the Broker/Dealer to a Registered Representative who then distributes such materials to potential customers or any individual not associated with the Broker/Dealer.

     c. The Broker/Dealer shall train and supervise all of its employees, agents and Registered Representatives involved in the solicitation, sale and delivery of the Contracts.

     d. The Broker/Dealer agrees to indemnify and hold Lincoln and SEI harmless from any liability resulting from the negligent, improper, unauthorized, or illegal use of sales, marketing, solicitation or other materials.

     e. Upon termination of this Agreement, all records, unused supplies, software provided by Lincoln, and all other material furnished by Lincoln in the Broker/Dealer's possession shall be returned to Lincoln upon request.

     f. Upon termination of this Agreement, all records, unused supplies, SEI provided software, and all other material furnished by SEI relating to the Contracts in the Broker/Dealer's possession shall be returned to SEI upon request.

9.   PROSPECTUS

     a. Lincoln agrees that it or SEI will deliver to the Broker/Dealer current Contract prospectuses. The Broker/Dealer agrees to destroy and dispose of all prior prospectuses immediately upon receipt of the current prospectuses.

     b. Lincoln shall be liable for all statements contained in the current Contract prospectus. The Broker/Dealer shall be liable for all statements which are not contained in the current Contract prospectus made by the Broker/Dealer, the Broker/Dealer's agents, employees, or Registered Representatives.

10.  PURCHASE PAYMENTS

     a. Initial Purchase Payments shall be made payable to LNY and shall be delivered together with all applications and related information in accordance with procedures established by Lincoln.

     b. Any subsequent Purchase Payments received by the Broker/Dealer on behalf of LNY shall be forwarded promptly, but under no circumstances in more than two (2) business days, in gross amount, to LNY or its designated agent.

11.  SEI INFORMATION

     a. The Broker/Dealer understands that the services SEI offers, including but not limited to model asset allocation portfolios, are created to provide investment information solely for use by the Broker/Dealer and its employees, agents or Registered Representatives in advising potential and current Contract owners and should not be presented or employed as a substitute for investment advice provided by the Broker/Dealer or its employees, agents or Registered Representatives.

     b. The Broker/Dealer acknowledges that the information SEI makes available to the Broker/Dealer in connection with the Contracts, including but not limited to the model asset allocation portfolios, is confidential and proprietary information ("Confidential Information"). The Broker/Dealer shall take reasonable steps to insure that all Confidential Information is kept confidential. The Broker/Dealer shall be responsible for damages associated with any breach of this provision by it or its employees, agents or Registered Representatives. As used herein, "reasonable steps" means the steps that the Broker/Dealer takes to protect its own similar confidential and proprietary information, which shall not be less than a reasonable standard of care.

12.  INDEMNIFICATION

     a. The Broker/Dealer shall be solely responsible for the malicious, intentional, reckless, knowing, or negligent acts or omissions of himself or of its employees, agents, and Registered Representatives for the business covered under this Agreement and shall indemnify and hold harmless Lincoln and SEI from any claims, demands, liabilities, actions, judgements, loss, cost or expense, including attorney fees, court costs, and punitive damages incurred by Lincoln or SEI by reason of such acts or omissions.

     b. Lincoln shall be solely responsible for the negligent acts or omissions of its employees, agents and Registered Representatives and shall indemnify and hold harmless the Broker/Dealer from any claims, demands, liabilities, actions, judgements, loss, cost, or expense, including attorney fees and court costs incurred by the Broker/Dealer which are caused by or arise out of any negligent acts or omissions of Lincoln, its employees, agents, or Registered Representatives.

     c. The Broker/Dealer, not Lincoln or SEI, is solely responsible for all statements, written or oral, acts, or representations, whether expressed or implied, made by its agents, employees or Registered Representatives and is responsible for notifying its agents, employees and Registered Representatives of the terms and conditions of this Agreement.

     d. The Broker/Dealer (unless acting for Lincoln in its capacity as a Broker/Dealer), not Lincoln, is solely responsible as to the suitability of sale of the Contracts to individual persons.

     e. The Broker/Dealer shall immediately notify Lincoln of any and all complaints about the Contracts received by the Broker/Dealer.

13.  ASSIGNMENTS/MODIFICATIONS

     a. The Broker/Dealer shall make no assignment or transfer of this Agreement or of any benefits or obligations hereunder, either in whole or in part, without the prior written consent of both Lincoln National and SEI. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

     b. Lincoln shall make no assignment or transfer of this Agreement or of any benefits or obligations hereunder, either in whole or in part, without the prior written consent of both the Broker/Dealer and SEI. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

     c. SEI shall make no assignment or transfer of any benefits or obligations under this Agreement, either in whole or in part, without the prior written consent of both the Broker/Dealer and Lincoln. Any such assignee or transferee shall be properly licensed, including pursuant to Section 1 of this Agreement, to perform its function under this Agreement prior to the assignment to transfer. All terms and conditions of this Agreement are applicable to any assignment or transfer.

     d. This Agreement embodies the entire Agreement of the parties relative to the matters with which it deals and is intended to be the entire and exclusive embodiment thereof. Neither the Broker/Dealer nor Lincoln shall be bound by any promise, agreement, understanding, or representation heretofore or hereafter made relative to the subject matter of this Agreement except for any amendment under Section 13.d or a change, revision, or addition to the attached Compensation Schedule(s) as provided in Section 6.a.

     e. This Agreement may be amended or revised at any time by Lincoln, upon notice to the Broker/Dealer and, unless the Broker/Dealer notifies us in writing to the contrary within 10 calendar days of the mailing date of any such amendment, the Broker/Dealer will be deemed to have accepted that amendment or modification. Any amendment or revision must also be approved by SEI.

14.  INDEBTEDNESS OF BROKER/DEALER

     Lincoln shall have first lien on all service fees and other compensation payable hereunder for any debt due from the Broker/Dealer to Lincoln or any of its affiliates, including charges relating to certain cancellations, rejections, or reissues of contracts. Lincoln may at this time deduct or set off from any moneys payable under this Agreement, or from any other source, any such debt or debts at the legal rate. This lien shall not be extinguished by the termination of the Broker/Dealer's authority. This provision shall not be construed in any way to limit any indebtedness of the Broker/Dealer to the value of the service fees and other compensation payable under this Agreement. In the event of the termination of the Broker/Dealer's authority, the unpaid balance of the Broker/Dealer's indebtedness shall be immediately due and payable without demand or notice.

15.  TERMINATION OF AGREEMENT

     a. The Broker/Dealer or Lincoln may terminate the Broker/Dealer's appointment under this Agreement, with or without cause, by notice sent by ordinary mail to the last known address of the other party and to SEI. Terminations of appointment as used in this Agreement shall mean termination of authority either through cancellation of the appropriate license or registration or through termination of this entire Agreement.

     b. Lincoln reserves the right, rather than to completely terminate this Agreement, to suspend the right of the Broker/Dealer to sell new business, including taking applications on existing contracts, but still allow the Broker/Dealer to service existing business. This right shall exist provided that it does not violate any applicable state or federal law or regulation. Lincoln will provide evidence of servicing relationship in writing to the Broker/Dealer. Lincoln reserves the right to terminate the service agreement pursuant to the terms of this Agreement. If requested by SEI in writing, Lincoln will promptly terminate the service agreement. Any notifications, correspondence or agreements under this Section shall be provided to the Broker/Dealer, Lincoln and SEI.

     c. If the Representative's right to sell new business, including taking applications on existing Contracts, is suspended by Lincoln while still allowing the Broker/Dealer to service existing business, then all compensation as provided by this Agreement shall continue to be payable to the Broker/Dealer as long as the Broker/Dealer remains broker of record and unless otherwise provided in this Agreement.

16.  FORBEARANCE

     Forbearance or neglect of Lincoln or SEI to insist upon performance of this Agreement shall not constitute a waiver of their rights and privileges.

17.  SEI APPROVAL

     The parties agree that this Agreement shall not be effective until approved by SEI, which approval, in order to be effective, shall be effected by SEI's signature on the signature page of this Agreement.

18.  CHOICE OF LAW

     The Broker/Dealer and Lincoln expressly agree that in the case of any disputes arising under this Agreement, this Agreement shall be construed under New York Law.

19.  BENEFIT

     This Agreement includes provisions for the benefit of SEI, and SEI shall have the right to enforce the terms of this Agreement.

LINCOLN LIFE & ANNUITY COMPANY             BROKER/DEALER
OF NEW YORK

By:                                        By:
     ----------------------------              ----------------------------
         Assistant Secretary                          Broker/Dealer



LINCOLN FINANCIAL ADVISORS                 By:
                                               ----------------------------
                                                   (Authorized Officer)



By:
     ----------------------------              ----------------------------
                                                Tax Identification Number

Approved:

SEI INVESTMENTS DISTRIBUTION COMPANY

By:
     ----------------------------
       Christine M. McCullough
       Vice President